Exhibit 99.1

MAX RE CAPITAL LTD. REPORTS RECORD FIRST QUARTER NET INCOME OF $1.15 PER DILUTED SHARE:

Hamilton, Bermuda, May 31, 2006 - Max Re Capital Ltd. (NASDAQ: MXRE) today reported net income for the three months ended March 31, 2006 of $72.9 million, or net income of $1.15 per diluted share, compared to net income of $37.7 million, or net income of $0.75 per diluted share, for the three months ended March 31, 2005. Net operating income, which represents net income adjusted for net realized gains and losses on sales of fixed maturities, for the three months ended March 31, 2006 was $74.5 million, or net operating income of $1.17 per diluted share, compared with net operating income of $37.3 million, or net operating income of $0.75 per diluted share, for the three months ended March 31, 2005.

Robert J. Cooney, Chairman, President and Chief Executive Officer, commented, “Our first quarter results reflect solid underwriting performance coupled with strong investment returns. Gross premiums written declined in the first quarter largely attributable to reduced volume in our life and annuity business. Our property and casualty reinsurance premium volume declined in line with our expectations as we reduced our participation on certain casualty and specialty reinsurance renewals. We continue our efforts to diversify our business through such smaller participations and increased the number of transactions bound in the quarter.”

Gross premiums written for the three months ended March 31, 2006 were $255.9 million, of which $255.1 million came from property and casualty underwriting and $0.8 million from life and annuity underwriting, compared to $455.7 million, of which $312.5 million came from property and casualty underwriting and $143.2 million from life and annuity underwriting, for the three months ended March 31, 2005. Reinsurance and insurance products account for 72.5% and 27.5%, respectively, of property and casualty gross premiums written in the three months ended March 31, 2006, compared to 79.4% and 20.6%, respectively, of property and casualty gross premiums written for the three months ended March 31, 2005. The decline in property and casualty premiums written is principally due to reduced participation on certain reinsurance contracts renewed in 2006 as compared to 2005. Net premiums earned for the three months ended March 31, 2006 were $159.8 million compared to $308.3 million for the same period of 2005. The decrease is principally due to $0.8 million of life and annuity written and earned premium during the first three months of 2006 compared to $143.2 million of life and annuity written and earned premium during the first three months of 2005.

Net investment income for the three months ended March 31, 2006 increased to $34.0 million, from $23.7 million for the same period in 2005 and is principally attributable to a year over year increase in cash and fixed maturities balances. Net gains on alternative investments for the three months ended March 31, 2006 were $54.9 million, or a 4.4% rate of return, compared to net gains on alternative investments of $14.4 million, or a 1.2% rate of return, for the same period of 2005. Invested assets were $4.3 billion as of March 31, 2006, with an allocation of approximately 70.5% to cash and fixed maturities and 29.5% to alternative investments.

Total revenue for the three months ended March 31, 2006 decreased 28.9% to $247.5 million, compared to $348.1 million for the same period in 2005. The decline in revenue in the three months to March 31, 2006 is principally attributable to the 48% decrease in net premiums earned over the same period in 2005, partially offset by the increase in net investment income and net gains on alternative investments.

Losses and benefits were $125.0 million for the three months ended March 31, 2006 compared to $267.4 million for the same period in 2005. The decrease in losses and benefits for the three months ended March 31, 2006 is principally attributable to the decrease in premiums earned.

Acquisition costs for the three months ended March 31, 2006 remained unchanged at $21.5 million compared to the three months ended March 31, 2005, despite lower net premiums earned in 2006. Acquisition costs are principally related to our property and casualty reinsurance and insurance products. Acquisition costs increased marginally in our property and casualty reinsurance segment.

Interest expense for the three months ended March 31, 2006 was $6.3 million compared to $6.2 million for the same period in 2005, principally attributable to similar interest crediting rates on funds withheld balances and balances with reinsurers in the three months ended March 31, 2006 compared to the three months ended March 31, 2005.

General and administrative expenses for the three months ended March 31, 2006 were $21.8 million compared to $15.3 million for the same period in 2005. General and administrative expenses for the three months ended March 31, 2006 increased principally due to increased personnel costs and fees for professional services related to an internal investigation of finite risk retrocessional contracts written in 2001 and 2003..

Shareholders’ equity was $1,223.8 million at March 31, 2006. Book value per share at March 31, 2006 was $20.61 per share, compared to $20.38 at December 31, 2005. Annualized return on average shareholders’ equity for the three months ended March 31, 2006 was 24.1%.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of our Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to conclude that a restatement of the Company’s audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 is warranted, may differ, perhaps materially. For further information regarding cautionary statements and factors affecting future results, please refer to documents filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm

MAX RE CAPITAL LTD.

CONSOLIDATED BALANCE SHEETS

(Expressed	in thousands of United States Dollars, except per share and share amounts)

	March 31, 2006	December 31, 2005
	(Unaudited)	(Restated)
ASSETS
Cash and cash equivalents	$336,786	$314,031
Fixed maturities, available for sale at fair value	2,695,709	2,682,864
Alternative investments, at fair value	1,271,090	1,230,889
Accrued interest income	31,560	32,632
Premiums receivable	417,214	398,666
Losses and benefits recoverable from reinsurers	652,151	646,669
Funds withheld	16,638	16,932
Deferred acquisition costs	76,711	69,015
Prepaid reinsurance premiums	95,162	83,493
Other assets	25,563	23,001

Total assets	$5,618,584	$5,498,192

LIABILITIES
Property and casualty losses	$2,087,065	$2,006,032
Life and annuity benefits	853,642	854,224
Deposit liabilities	200,831	225,328
Funds withheld from reinsurers	415,394	435,942
Unearned property and casualty premiums	493,696	442,976
Reinsurance balances payable	85,600	90,781
Accounts payable and accrued expenses	108,550	94,043
Bank loan	150,000	150,000

Total liabilities	4,394,778	4,299,326

SHAREHOLDERS’ EQUITY
Preferred shares (par value $1.00) 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common shares (par value $1.00) 200,000,000 shares authorized; 59,372,778 (2005 - 58,829,354) shares issued and outstanding	59,373	58,829
Additional paid-in capital	939,194	926,386
Loans receivable from common share sales	(300)	(465)
Unearned stock grant compensation	(24,074)	(14,574)
Accumulated other comprehensive income (loss)	(43,990)	4,981
Retained earnings	293,603	223,709

Total shareholders’ equity	1,223,806	1,198,866

Total liabilities and shareholders’ equity	$5,618,584	$5,498,192

Book Value Per Share	$20.61	$20.38

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

(Expressed	in thousands of United States Dollars, except per share and share amounts)

	Three Months Ended March 31
	2006	2005
		(Restated)
REVENUES
Gross premiums written	$255,924	$455,689
Reinsurance premiums ceded	(57,762)	(44,019)

Net premiums written	$198,162	$411,670

Earned premiums	$206,126	$350,328
Earned premiums ceded	(46,369)	(42,004)

Net premiums earned	159,757	308,324

Net investment income	34,029	23,689
Net gains on alternative investments	54,859	14,377
Net realized (losses) gains on sale of fixed maturities	(1,676)	390
Other income	500	1,318

Total revenues	247,469	348,098

LOSSES AND EXPENSES
Losses and benefits	124,959	267,425
Acquisition costs	21,543	21,502
Interest expense	6,345	6,232
General and administrative expenses	21,759	15,257

Total losses and expenses	174,606	310,416

NET INCOME	72,863	37,682

Change in net unrealized appreciation of fixed maturities	(50,069)	(21,515)
Foreign currency translation adjustment	1,098	(609)

COMPREHENSIVE INCOME	$23,892	$15,558

Basic earnings per share	$1.23	$0.82

Diluted earnings per share	$1.15	$0.75

Diluted net operating earnings per share	$1.17	$0.75

Weighted average shares outstanding - basic	59,104,352	46,166,537

Weighted average shares outstanding - diluted	63,516,268	49,914,515

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Expressed	in thousands of United States Dollars)

	Three Months Ended March 31,
	2006	2005
		(Restated)
Preferred shares
Balance, beginning of period	$—	$—

Balance, end of period	—	—

Common shares
Balance, beginning of period	58,829	45,826
Issue of shares	544	592
Repurchase of shares	—	—

Balance, end of period	59,373	46,418

Additional paid-in capital
Balance, beginning of period	926,386	648,446
Issue of common shares	12,529	11,131
Direct equity offering expenses	—	—
Stock option expense	279	251
Repurchase of shares	—	—

Balance, end of period	939,194	659,828

Loans receivable from common share sales
Balance, beginning of period	(465)	(10,515)
Loans repaid	165	10,050

Balance, end of period	(300)	(465)

Unearned stock grant compensation
Balance, beginning of period	(14,574)	(13,294)
Stock grants awarded	(12,596)	(10,463)
Amortization	3,096	2,244

Balance, end of period	(24,074)	(21,513)

Accumulated other comprehensive income (loss)
Balance, beginning of period	4,981	22,227
Holding losses on fixed maturities arising in period	(51,745)	(21,125)
Net realized losses (gains) included in net income	1,676	(390)
Currency translation adjustments	1,098	(609)

Balance, end of period	(43,990)	103

Retained earnings
Balance, beginning of period	223,709	226,337
Net income	72,863	37,682
Dividends paid	(2,969)	(1,392)

Balance, end of period	293,603	262,627

Total shareholders’ equity	$1,223,806	$946,998

MAX RE CAPITAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Expressed	in thousands of United States Dollars)

	Three Months Ended March 31
	2006	2005
		(Restated)
OPERATING ACTIVITIES
Net income	$72,863	$37,682
Adjustments to reconcile net income to net cash from operating activities:
Amortization of unearned stock based compensation	3,375	2,495
Amortization of premium on fixed maturities	1,864	2,413
Net realized (gains) losses on sale of fixed maturities	1,676	(390)
Alternative investments	(40,091)	(51,418)
Accrued interest income	1,072	(1,933)
Premiums receivable	(18,548)	(59,954)
Losses and benefits recoverable from reinsurers	(5,482)	(12,706)
Funds withheld	294	—
Deferred acquisition costs	(7,696)	(36,027)
Prepaid reinsurance premiums	(11,669)	(1,641)
Other assets	(2,562)	(2,676)
Property and casualty losses	81,033	107,170
Life and annuity benefits	(582)	124,406
Funds withheld from reinsurers	(20,548)	844
Unearned property and casualty premiums	50,720	103,880
Reinsurance balances payable	(5,181)	(5,511)
Accounts payable and accrued expenses	14,507	(40,084)

Cash from operating activities	115,045	166,550

INVESTING ACTIVITIES
Purchase of fixed maturities	(211,424)	(589,498)
Sales of fixed maturities	113,290	464,420
Redemptions of fixed maturities	31,570	12,420

Cash used in investing activities	(66,564)	(112,658)

FINANCING ACTIVITIES
Net proceeds from issuance of common shares	477	1,260
Repurchase of common shares	—	—
Dividends	(2,969)	(1,392)
Additions to deposit liabilities	7,515	13,916
Payment of deposit liabilities	(32,012)	(53,566)
Notes and loans repaid	165	10,050

Cash used in financing activities	(26,824)	(29,732)

Effect of exchange rate on cash	1,098	(609)
Net increase in cash and cash equivalents	22,755	23,551
Cash and cash equivalents, beginning of period	314,031	239,188

CASH AND CASH EQUIVALENTS, END OF PERIOD	$336,786	$262,739

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest	paid totaled $2,716 and $1,589 for the three months ended March 31, 2006 and 2005, respectively.

MAX RE CAPITAL LTD.

SCHEDULE OF SUPPLEMENTAL DATA - MARCH 31, 2006

Year to Date Segment Information: (in 000’s US$)	Property & Casualty			Life & Annuity	Corporate	Consolidated
	Reinsurance	Insurance	Total	Reinsurance
Gross premiums written	$184,983	$70,166	$255,149	$775	$—	$255,924
Reinsurance premiums ceded	(16,059)	(41,548)	(57,607)	(155)	—	(57,762)

Net premiums written	$168,924	$28,618	$197,542	$620	$—	$198,162

Earned premiums	$117,034	$88,317	$205,351	$775	$—	$206,126
Earned premiums ceded	(7,916)	(38,298)	(46,214)	(155)	—	(46,369)

Net premiums earned	109,118	50,019	159,137	620	—	159,757
Net investment income	—	—	—	—	34,029	34,029
Net gains on alternative investments	—	—	—	—	54,859	54,859
Net realized losses on sales of fixed maturities	—	—	—	—	(1,676)	(1,676)
Other income	—	—	—	—	500	500

Total revenues	109,118	50,019	159,137	620	87,712	247,469
Losses and benefits	76,807	37,109	113,916	11,043	—	124,959
Acquisition costs	20,831	453	21,284	259	—	21,543
Interest expense	—	—	—	—	6,345	6,345
General and administrative expenses	5,761	3,690	9,451	644	11,664	21,759

Total losses and expenses	103,399	41,252	144,651	11,946	18,009	174,606

Net income (loss)	$5,719	$8,767	$14,486	$(11,326)	$69,703	$72,863

Loss Ratio (a)	70.4%	74.2%	71.6%
Combined Ratio (b)	94.8%	82.5%	90.9%

(a)	The loss ratio is calculated by dividing losses and benefits by net premiums earned.
(b)	The combined ratio is calculated by dividing total losses and expenses by net premiums earned.

			Periodic Rate of Return
Selected Investment Return Data:	Fair Value*	Investment %’s	Last 3 Months	Last 12 Months	Last 60 months**
Cash and Fixed Maturities	$3,032,495	70.5%	-0.62%	3.05%	4.90%

Global Macro	$119,376	2.8%	1.39%	6.24%	9.26%
Long / Short Equity	189,612	4.4%	2.17%	2.04%	4.48%
Convertible Arbitrage	4,132	0.1%	-0.91%	-2.53%	4.67%
Diversified Arbitrage	199,892	4.6%	6.87%	16.75%	9.73%
Distressed Securities	206,250	4.8%	6.27%	14.39%	18.20%
Opportunistic	26,147	0.6%	10.36%	27.68%	14.16%
Emerging Markets	85,940	2.0%	5.88%	15.20%	17.70%
Fixed Income Arbitrage	25,188	0.6%	10.05%	1.74%	6.46%
Event-Driven Arbitrage	198,201	4.6%	5.81%	10.49%	11.91%
Commodity Trading Advisers	68,868	1.6%	-0.01%	11.23%	5.16%
Credit Long / Short	112,653	2.6%	4.87%	11.42%	9.40%

MDS	1,236,259	28.7%	4.41%	9.21%	8.72%
Reinsurance Private Equity	34,832	0.8%	4.30%	-40.96%	-7.28%

Alternative Investments	$1,271,090	29.5%	4.40%	6.62%	8.07%

Total Investments	$4,303,585	100.0%	0.86%	4.07%	5.92%

*	Expressed in thousands of United States Dollars
**	Annualized